SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

EPIC FINANCIAL  CORPORATION

(Exact name of registrant as specified in its charter)

       Nevada

                      000-33417

         88-0451534

        (State or other jurisdiction of

                       (Commission File No.)

            (I.R.S. Employer Identification No.)

        incorporation or organization)

7080 N. Whitney Avenue, Suite 101, Fresno, California 93720

(Address of principal executive offices)

               Registrant’s telephone number, including area code:   (888)  576-0320

N/A

(Former name or former address, if changed since last report)

Item 3.02

Unregistered Sales of Equity Securities.

On January 21, 2005, the Company completed transactions whereby it sold an aggregate of 460,000 shares of its Series C Convertible Preferred Stock to two unaffiliated individuals.  As a part of these transactions, the purchasers also were issued an equal number of shares of the Company's Common Stock.  The Company received an aggregate consideration of $115,000 cash for these transactions.  A description of the conversion features of the Preferred Stock is set forth in Exhibit 3.1.6 to the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on December 13, 2004.  These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were accredited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  January 21, 2005

EPIC FINANCIAL CORPORATION

By:  /s/ Rodney R. Ray

Rodney R. Ray, President